Exhibit 10.31

RESTRICTED SHARE UNIT AWARD AGREEMENT

UNDER THE APOLLO GLOBAL MANAGEMENT, LLC

2007 OMNIBUS EQUITY INCENTIVE PLAN

This Award Agreement (this “RSU Award Agreement”), dated as of              (the “Date of Grant”), is made by and between Apollo Global Management, LLC, a Delaware limited liability company (the “Company”), and              (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan, as the same may be amended, modified or supplemented from time to time (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company. If this RSU Award Agreement is not executed and returned to the Company by the Participant by             , this Award will be null and void ab initio and the Participant will have no rights hereunder.

1. Grant of Restricted Share Units

The Company hereby grants to the Participant              restricted share units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement and the Plan.

2. Form, Manner and Timing of Payment

Except as otherwise provided in the Plan, each RSU granted hereunder shall represent the right to receive one (1) Share provided that the RSU becomes vested in accordance with Section 3(b) (Shares subject to RSUs covered by this Award, “RSU Shares”). Subject to the terms of the Plan, for each RSU that does not terminate prior to the vesting date shown on Exhibit A hereto pursuant to Section 3(c), the Company, or its Subsidiaries or Affiliates, shall issue to the Participant, on the applicable issuance date set forth on Exhibit A (each, an “Issuance Date”), one (1) RSU Share (either by delivering one or more certificates for such shares or by entering such shares in book-entry form, as determined by the Company in its discretion). Such issuance shall constitute payment of the RSU. References herein to issuances to the Participant shall include issuances to any Beneficial Owner or other Person to whom (or to which) the RSU Shares are issued. The Company’s obligation to issue RSU Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Participant or other Person entitled under the Plan to receive any RSU Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required pursuant to Section 13 and the Company may meet any obligation to issue RSU Shares by having one or more of its Subsidiaries or Affiliates issue the RSU Shares. The Participant shall have no further rights with respect to any RSUs that are paid or that terminate pursuant to Section 3(c).

3. Restrictions

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered. The transfer restrictions contained in the preceding sentence shall not apply to (a) transfers to the Company, (b) transfers of vested RSUs by will or the laws of descent and distribution, or (c) if approved by the Administrator in its sole discretion, transfers of RSUs in accordance with the requirements of Rule 701(c)(3) of the Securities Act or other applicable law. The RSUs shall be subject to a risk of forfeiture as described in Section 3(c) until the lapse of the Restricted Period (as defined below) and any additional requirements or restrictions contained in this RSU Award Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

(b) Subject to Section 3(c), the RSU Shares subject to the RSUs shall become vested hereunder in accordance with the vesting schedule set forth on Exhibit A hereto (the “Restricted Period”).

(c) Except as otherwise provided under the terms of the Plan, or in the vesting schedule set forth on Exhibit A hereto, if the Participant’s employment or service terminates (a “Termination”) for any reason, then all rights of the Participant with respect to RSUs that have not vested shall immediately terminate without payment of any consideration, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs. Employment or service for only a portion of a vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon a termination of employment or service.

4. Voting and Other Rights

The Participant shall have no rights of a shareholder (including the right to distributions or dividends), and will not be treated as an owner of Shares for tax purposes, except with respect to RSU Shares that have been issued. Notwithstanding the foregoing, from the date a RSU vests until the date the RSU Share is issued with respect to the RSU (such period, the “Vested but Unissued Period”), the Participant shall be entitled to receive distribution equivalents on the vested RSU from either the Company or its Subsidiaries or Affiliates. [Notwithstanding the immediately preceding sentence, if a RSU (as opposed to a RSU Share) is included in a tag along transaction under Section 25 or in a registration under Section 27, the Vested but Unissued Period with respect to such included RSU shall cease on the date such tag along transaction or registration occurs rather than on the RSU’s Issuance Date; provided that, for the avoidance of doubt, the Vested but Unissued Period shall include the record date for any distributions on RSU Shares that occur before the date such tag along transaction or registration occurs.] The distribution equivalents payable in respect of vested RSUs shall have the same value as the ordinary cash distributions made on outstanding Shares during the Vested but Unissued Period. All distribution equivalents (if any) payable on a vested RSU during the Company’s fiscal year shall be accumulated and paid within [30 days] [the first 30 days of the next succeeding fiscal year]. Rights to distribution equivalents on an RSU shall terminate upon the issuance or forfeiture of the underlying RSU Share. Under no circumstances shall the Participant be entitled to receive (a) both a distribution and a distribution equivalent with respect to a vested RSU (or its associated RSU Share) or (b) any distribution or distribution equivalent with respect to an unvested or fractional RSU.

5. RSU Award Agreement Subject to Plan

This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

6. No Rights to Continuation of Employment or Service

Nothing in the Plan or this RSU Award Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate the Participant’s employment or service any time for any reason whatsoever, with or without Cause. The Plan and this RSU Award Agreement shall not (a) form any part of any contract of employment or contract for services between the Company or any past or present Subsidiary thereof and any directors, officers or employees of those companies, (b) confer any legal or equitable rights (other than those constituting the Awards themselves) against the Company or any past or present Subsidiary thereof, directly or indirectly, or (c) give rise to any cause of action in law or in equity against the Company or any past or present Subsidiary thereof.

7. Restrictive Covenants

The Participant agrees that the restrictive covenants set forth in Exhibit B hereto are incorporated herein by reference as if contained herein and the Participant understands, acknowledges and agrees that such restrictive covenants apply to the Participant for the periods provided therein.

8. Tax Withholding

The Participant is responsible for all taxes the Participant incurs in connection with the Award. The Company or its Subsidiaries or Affiliates shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct, from other compensation payable to the Participant, any sums required by U.S. federal, state or local law (or by any tax authority outside of the United States) to be withheld or accounted for by the Company or its Subsidiaries or Affiliates with respect to any RSU. The Company in its discretion may alternatively allow for a reduction in the number of shares to be issued by the appropriate number of whole Shares, valued at their then Fair Market Value, to satisfy any withholding or tax obligations with respect to the RSUs or RSU Shares at the minimum applicable rates.

9. Section 409A Compliance

Notwithstanding anything to the contrary contained in this RSU Award Agreement, to the extent that the Board determines that the Plan or the RSU is subject to Section 409A (as defined in the Plan) and fails to comply with the requirements of Section 409A, to the extent practicable the Administrator will use commercially reasonable efforts, with or without the consent of the Participant, to amend or terminate the Plan and RSU Award Agreement and/or amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A or to comply with the applicable provisions of Section 409A[ in a manner that preserves the after-tax position of the Participant without material additional cost to the Company, provided that the Company shall be under no obligation to indemnify the Participant for failure to achieve such result].

10. Governing Law: Choice of Venue

This RSU Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this RSU Award Agreement or any transaction contemplated hereby, each of the parties hereto hereby irrevocably (a) submits to the exclusive personal and legal jurisdiction of (i) the United States District Court for the Southern District of New York or (ii) in the event that such court lacks jurisdiction to hear the claim, the state courts of New York located in the borough of Manhattan, New York City (the “Selected Courts”), and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; and (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company and the Participant at their respective addresses consistent with Section 14(g) of the Plan; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

11. RSU Award Agreement Binding on Successors

The terms of this RSU Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees, subject to the terms of the Plan.

12. No Assignment

Neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Participant. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or RSU Shares by any holder thereof in violation of the provisions of this RSU Award Agreement or the Plan will be valid, and the Company will not transfer any of said RSUs or RSU Shares on its books nor will any RSU Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

13. Necessary Acts

The Participant hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.

14. Limitation on the Participant’s Rights; Not a Trust

Participation in the Plan confers no rights or interests other than as herein provided. This RSU Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets, and the RSUs shall not be treated as property or as a trust fund of any kind. The RSUs shall be used solely as a device for the determination of the payment to eventually be made to the Participant if the RSUs vest pursuant to Section 3. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the RSU Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

15. Severability

Should any provision of this RSU Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

16. No View to Distribution

The Participant hereby represents and agrees that the Participant is not acquiring the RSUs or the RSU Shares with a view to distribution thereof.

17. Failure to Enforce Not a Waiver

The failure of the Company to enforce at any time any provision of this RSU Award Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.

18. Entire Agreement

This RSU Award Agreement[, Article V of the Shareholders Agreement (as modified herein) and all definitions referenced therein,]1 and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior writings or understandings with respect to such subject matter. The Participant acknowledges that any summary of the Plan or this RSU Award Agreement provided by the Company is subject in its entirety to the terms of the Plan and this RSU Award Agreement. References herein or in the Plan to this RSU Award Agreement include references to its Exhibits.

19. Headings

Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such Section.

20. Counterparts

This RSU Award Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

21. Amendment

Except as otherwise provided in the Plan or Section 9, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

22. Survival of Terms

This RSU Award Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

23. Disposition of Shares Issued

RSU Shares received following the vesting of RSUs may be sold by the Participant only on a date or dates, and in such amounts [and manner], specified by the Administrator. Each calendar quarter that the Participant is issued RSU Shares, the Participant shall have the ability, subject to Section 8, to sell that number of RSU Shares sufficient to cover taxes thereon at the applicable tax rate (or a rate

1.	References to the Shareholders Agreement or the rights provided thereunder, such as those reflected in Sections 25 to 28 of this form RSU Award Agreement, are included in the Plan Grants of certain members of senior management.

assumed by the Administrator in good faith). The Administrator will monitor demand, market conditions and other factors in determining whether the Participant may dispose of an additional number of RSU Shares in a given quarter, and will endeavor in good faith to treat the Participant fairly in determining any such allocations relative to other holders of similar awards and/or other equityholders.

24. [Certain Definitions

(a) Notwithstanding anything to the contrary contained in the Plan, for purposes of this RSU Award Agreement, including without limitation all Exhibits hereto, a Termination by the Participant for Good Reason shall be treated as a Termination without Cause rather than as a resignation.

(b) Wherever the following terms are used in this RSU Award Agreement or any Exhibit hereto they shall have the meanings specified below:

(i) [“Cause” means (1) the Participant’s conviction of a felony or plea of no contest to a felony charge; (2) the Participant’s knowing and intentional violation of law in connection with any transaction involving the purchase, sale, loan or other disposition of, or the rendering of investment advice with respect to, any security, futures or forward contract, insurance contract, debt instrument or currency; (3) the Participant’s dishonesty, bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard of duties in connection with the performance of any services on behalf of the Company or any of its Affiliates; (4) the Participant’s intentional failure to comply with any reasonable directive by a supervisor in connection with the performance of any services on behalf of the Company or any of its Affiliates; (5) the Participant’s intentional breach of any material provision of this Agreement or any other limited partnership, limited liability or other equivalent agreement of the Company or any of its Affiliates; (6) the Participant’s intentional violation of any material written policies adopted by the Company or any of its Affiliates (excluding Portfolio Companies) governing the conduct of Persons performing services on behalf of the Company or such Affiliate (excluding, however, any policy, procedure or manual adopted or amended after the date hereof with the primary purpose of finding or creating “Cause” for the termination of the Participant); (7) the taking of or omission to take any action that has caused or substantially contributed to a material deterioration in the business or reputation of the Company or any of its Affiliates, or that was otherwise materially disruptive of their business or affairs; provided, however, that the term Cause shall not include for this purpose (A) any mistake of judgment made in good faith or (B) a communication to the Founders (as defined below) or other senior executives of the Company or any of its Affiliates, in a professional and business like manner, of any bona fide disagreement or suggestion concerning a proposed action by the Company or its Affiliates; (8) the failure by the Participant to devote a significant portion of time to performing services as an agent of the Company without the prior written consent of the Company, other than by reason of death or Disability; or (9) the obtaining by the Participant of any material improper personal benefit as a result of a breach by the Participant of any covenant or agreement (including, without limitation, a breach by the Participant of the Company’s code of ethics or a material breach by the Participant of other written policies furnished to the Participant relating to personal investment transactions or of any covenant, agreement, representation or warranty contained in any limited partnership agreement of any Fund); provided, however, that if a failure, breach, violation or action or omission described in any of clauses (4) through (8) is capable of being cured, the Participant has failed to do so after being given notice and a reasonable opportunity to cure.]2

(ii) [“Good Reason” means (1) a material diminution of the Participant’s role at the Company, (2) a requirement to relocate the Participant’s principal office to a location outside of the metropolitan area in which the Participant is located on the date hereof, it being understood that work-

2.	All definitions of Cause are substantially similar to the definition of Cause contained in the Plan.

related travel shall not constitute a relocation of the Participant’s principal office, or (3) the Company’s failure to pay when due a material amount due to the Participant, which failure constitutes a material breach of this agreement; provided, however, that the Participant may not terminate his employment for “Good Reason” unless (x) the Participant provides written notice to the Company of such event within 90 days of its initial occurrence, (y) the Company (or its Affiliate) fails to remedy the event described in any of clauses (1) through (3) within 30 days after receiving such notice, and (z) the Participant terminates his employment (such that he is no longer employed by the Company of any or its Affiliates) within              days after the conclusion of such 30-day remediation period.]3

(iii) [“Fund” means any pooled investment vehicle or similar entity sponsored or managed by the Company or any of its Subsidiaries.]

25. [Tag Along Rights

To the extent that a majority of the partners who contributed limited partnership interests to an Affiliate of the Company on July 13, 2007 (the “Contributors”) are provided tag along rights in connection with any private transfer by Leon D. Black, Marc J. Rowan or Joshua J. Harris (the “Founders”), or any of their respective Groups, of Class A Shares or AOG Units (a “Private Transfer”), the Participant will be provided tag along rights with respect to such Private Transfer subject to the same terms and conditions as generally apply to the Contributors. For purposes of clarity, the number of RSU Shares the Participant may sell in a tag along transaction shall be based on the number of RSUs and RSU Shares then held by the Participant but only RSU Shares (and not RSUs) may be sold by the Participant in the tag along transaction. Notwithstanding anything to the contrary in this RSU Award Agreement (including, for purposes of clarity, any Exhibit hereto) or the Plan, if the Participant sells all of his RSU Shares then held in a tag along transaction, then the Company shall: (A) purchase, and the Participant shall sell, all of the Participant’s RSU Shares issuable pursuant to Tag Along RSUs (as defined below) on the applicable Issuance Date(s) (as set forth on Exhibit A) for an aggregate amount equal to the fair market value of all such RSU Shares on the date of the Private Transfer (the “Tag Along RSU Share Amount”); and (B) credit the Participant with interest on the Tag Along RSU Share Amount for the period commencing on the date of such Private Transfer and ending on the date of purchase of such RSU Shares at the interest rate that is earned on cash recorded on the balance sheet of the Company. “Tag Along RSUs” means (x) that number of the Participant’s RSUs equal to the product of (I) the aggregate number of RSUs awarded to the Participant hereunder and (II) the percentage of the Founders’ (and their respective Groups’) Class A Shares and AOG Units transferred in connection with the Private Transfer, less (y) that number of RSU Shares issued to the Participant hereunder prior to the date of the Private Transfer. As used in this RSU Award Agreement, the term “AOG Units” shall have the meaning generally ascribed to it by the Company in its communications with investors and “Group” shall have the meaning provided in the Company’s Shareholders Agreement dated as of July 13, 2007 (the “Shareholders Agreement”), as the same may be amended from time to time. The Company shall determine the application of this Section 25 in good faith. Any RSUs (rather than RSU Shares) included in a tag along transaction pursuant to this Section 25 shall be settled for RSU Shares (to be purchased by the Company, subject to Section 27, as described in clause (A) above) on the first Issuance Date(s) to occur after the tag along transaction until all such RSU Shares have been issued (subject to satisfaction of the vesting requirements applicable to such RSU Shares).

26. Preemptive Rights

(a) If the Company or any of its Subsidiaries offers New Securities to a Founder Group or to any of its Affiliates (the aggregate number of New Securities being offered, the “New Issuance”) then,

3.	Good Reason termination provisions are limited to certain members of senior management.

subject to the terms hereof, the Company shall, before any sale of New Securities pursuant to such offer, deliver to the Participant an offer (the “Preemptive Offer”) to issue to the Participant, at the Participant’s election, up to such number of New Securities equal to its Preemptive Proportionate Percentage of the New Issuance upon the terms set forth in this Section 26 (such New Securities, the “Participant New Securities”), it being understood that if the Participant accepts a Preemptive Offer in accordance with Section 26(b), the number of New Securities ultimately issued to the Founder Group or any of its Affiliates under this Section 26 shall equal the New Issuance less the applicable number of Participant New Securities and other Apollo Securities issued pursuant to similar preemptive rights. The Preemptive Offer shall state (i) that Apollo proposes to issue the New Issuance and specify their number and terms (including the purchase price per New Security) and (ii) the Participant’s Preemptive Proportionate Percentage. The Preemptive Offer shall remain open and be irrevocable for a period of fifteen (15) days from the date of its delivery (the “Preemptive Offer Period”). For purposes of this Section 26, “Preemptive Proportionate Percentage” means, with respect to the Participant, a fraction (expressed as a percentage), (x) the numerator of which is the number of Class A Shares held by the Participant’s Group immediately prior to the consummation of the New Issuance (calculated on an as-converted basis assuming all RSUs held by the Participant or his Group have been exchanged for Class A Shares irrespective of vesting) and (y) the denominator of which is the aggregate number of Class A Shares outstanding immediately prior to the consummation of the New Issuance (calculated on a fully-diluted basis and assuming all AOG Units have been exchanged for Class A Shares). As used in this RSU Award Agreement, “Apollo Securities” means Class A Shares and AOG Units, and “New Securities” means Apollo Securities other than securities issued in connection with any of the following: (i) pursuant to an equity incentive plan or other compensation arrangements of the Company or any member of the Apollo Operating Group for the benefit of the employees, directors or consultants of the Company or any of its Affiliates; (ii) issued upon the exercise, conversion or exchange of any options, warrants or any other derivative or convertible securities of the Company or the Apollo Operating Group (including, Class A Shares issuable upon the exchange of AOG Units) that were issued in compliance with this Agreement or on or prior to the date hereof; or (iii) issued in connection with a stock dividend or upon a stock split, recapitalization or other subdivision of equity securities.

(b) The Participant (and/or members of his Group designated by the Participant) may accept the Preemptive Offer by delivering to Apollo a notice (the “Purchase Notice”) within the Preemptive Offer Period. The Purchase Notice shall state the number of New Securities the Participant desires to purchase which in no event may exceed its number of Participant New Securities. The Purchase Notice shall be irrevocable, and the Participant (and/or members of his Group designated by the Participant) shall purchase the New Securities at the same time as the Founder Group(s) acquire the New Issuance less any portion of the New Issuance which the Participant agreed to purchase pursuant to this Section 26 or other Persons agreed to acquire pursuant to other rights similar to those set forth in this Section 26.

27. Registration Rights

(a) The Company agrees that, unless the Participant and his Group are given equivalent provisions, no modifications, waivers, or additional agreements shall be made to the registration rights provisions of Article V of the Shareholders Agreement that benefit (x) at least two-thirds of the Contributors and their Groups or (y) any Founder or any member of any Founder’s Group. The Participant shall have the right, on his behalf and on behalf of his Group, to waive the rights afforded pursuant to the immediately preceding sentence.

(b) The Participant will have the rights set forth under Article V of the Shareholders Agreement as if the Participant were a Shareholder thereunder holding Registrable Securities (as such term is defined therein). Any cutbacks shall be determined as provided in the Shareholders Agreement. The Company agrees to give notification to the Participant of the availability of any registrations under

Article V of the Shareholders Agreement in order to participate in a registration thereunder. References in Article V of the Shareholders Agreement to Section 2.2 of the Shareholders Agreement shall, with respect to the Participant, refer to the Issuance Dates set forth on Exhibit A. In addition, notwithstanding anything to the contrary in this RSU Award Agreement (including, for purposes of clarity, any Exhibit hereto) or the Plan, if the Participant wishes to sell in a registration RSU Shares in excess of his issued RSU Shares, the Participant shall provide notice thereof to the Company in writing pursuant to a Demand, Piggyback Notice or Shelf Notice (as such terms are defined in the Shareholders Agreement) and be credited as if he sold in a registration pursuant to Article V of the Shareholders Agreement all or a portion of the RSU Shares issuable in respect of Permitted Percentage RSUs (such number of Permitted Percentage RSUs specified by the Participant, the “Included RSUs”), provided the Registrable Amount (as such term is defined in the Shareholders Agreement) is actually sold in such registration. Upon the Issuance Date(s) (as set forth on Exhibit B) first occurring after such sale (and subject to satisfaction of the vesting requirements applicable to the RSU Shares to be issued on such Issuance Dates), the Company shall purchase, and the Participant shall sell, the RSU Shares issued on such Issuance Date(s) in respect of Included RSUs for an aggregate amount equal to the fair market value of the underlying RSU Shares on the date of the sale (the “Included RSU Share Amount”), and credit the Participant with interest on the Included RSU Share Amount for the period commencing on the date of the sale and ending on the date of purchase of such RSU Shares at the interest rate that is earned on cash recorded on the balance sheet of the Company. To the extent RSUs (in addition to RSU Shares) are included in both a tag along transaction under Section 25 of this RSU Award Agreement and a registration under Article V of the Shareholders Agreement prior to the Issuance Date of the underlying RSU Shares, the Company shall purchase all of the RSU Shares issued in respect of such included RSUs on the next Issuance Date(s) in the order corresponding to the order in which the Private Transfer and registration occurred. The “Permitted Percentage RSUs” means that number of RSUs covered by this Award, if any, which, when added to the RSU Shares previously issued to or sold by the Participant, is equal to the product of (x) the aggregate number of RSUs awarded to the Participant pursuant to this RSU Award Agreement and (y) the Reference Percentage. The “Reference Percentage” means, as of the date of a registration under Article V of the Shareholders Agreement, the average of the percentages previously sold by each of the Founders and Contributors (including sales by their respective Groups), including sales effected by AP Professional Holdings, L.P. or any other entity on behalf of the Founders or Contributors and/or their respective Groups, of his combined AOG Units and Class A Shares (calculated on a fully-diluted basis and assuming all AOG Units have been exchanged for Class A Shares, disregarding any vesting requirements or restrictions on transfer and excluding from the number sold any Class A Shares a Founder or Contributor was able to sell in advance of his regular vesting schedule due to his employment termination by reason of death, disability or a Termination without Cause or for Good Reason). As applied to the Participant, the phrase “at least seventy-five (75) days prior to such Quarterly Exchange Date in which such Requesting Shareholder expects to request an Exchange to obtain the Registrable Securities to be sold in such registration” as it appears in Article V of the Shareholders Agreement shall instead be deemed to read “at least seventy-five (75) days prior to the registration in which such Requesting Shareholder expects to sell the Registrable Securities.” In no event shall the rights of the Participant under the Shareholders Agreement be superior to the rights of a Contributor with respect to the Shareholders Agreement.

28. Access to Books, Records and Financial Information

The Participant shall have the right, upon reasonable request for purposes reasonably related to the interest of the Participant as an employee or service provider to the Company or any of its Affiliates, to inspect, during normal business hours, the Company’s books and records (including such financial and other information relating to the Company or any other Person in which the Company directly or indirectly owns an interest) for so long as the Participant is employed by or providing services to the Company or any of its Affiliates; provided, however, that the Company shall have the right to keep confidential from the Participant, for such period of time as the Company deems reasonable, any information the Company reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Company in good faith believes is not in the best interest of the Company or could damage the Company or its business (or any of the Company’s Affiliates or their businesses) or which the Company or an Affiliate is required by law or by agreement with a third party to keep confidential; provided, further, that the Participant shall not have any right to inspect or review the Agreement Among Principals (by and among the Founders), any Contributor’s roll-up agreement or similar agreement, or the ownership percentages of any limited partners of AP Professional Holdings, L.P. All requests for information or access shall be made in writing and shall specify the reasons for such request. The Company shall have twenty (20) business days to respond to such request (or such longer period as may be reasonable under the circumstances given the volume or complexity of the request). The Participant shall reimburse the Company for all reasonable expenses incurred by it in order to provide such information or access (including expenses necessary to provide such information or access in a manner that is prudent in order to protect the interests of the Company and its Affiliates). The Company shall have no obligation to generate information that does not exist or to organize information in a format that does not exist. The Company shall not have to respond to more than one request in any thirty (30) day period made by the Participant, provided that one request may include more than one deliverable. The rights of the Participant pursuant to this Section 28 shall expire when the Participant no longer owns an interest in the Company or upon the Participant’s Termination if earlier. The Participant acknowledges and agrees that he has bargained for and agreed to the provisions of this Section 28 and any other provisions of this Agreement which restrict access to information, that such provisions constitute a fundamental element of their agreement relating to the affairs of the Company and its Affiliates, that such provisions limit rights of inspection otherwise available to them and that such provisions are intended to be enforceable notwithstanding any rights of inspection otherwise available at law or in equity.]4

[Signature Page Follows]

[4]	See footnote 1.

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

APOLLO GLOBAL MANAGEMENT, LLC

By:

Print Name:

Title:

The undersigned hereby accepts and agrees to all of the terms and provisions of this RSU Award Agreement, including its Exhibits.

PARTICIPANT

By:

Print Name:

EXHIBIT A

Vesting Schedule

Subject to the terms of the Plan and this RSU Award Agreement, the Restricted Period will lapse as follows: the RSUs shall vest (and the Restricted Period will lapse) with respect to              of the Award on             , and with respect to              of the Award on the last day of each of the next              calendar quarters so that the RSUs will be fully vested on             , provided the Participant remains in continuous employment or service with the Company and its Affiliates through each such vesting date. Notwithstanding the foregoing, upon the Participant’s Termination (i) due to death or (ii) by the Company or any of its Affiliates without Cause [or by reason of Disability] (such that the Participant is no longer employed by, or serving as a director of or Consultant to, the Company or any of its Affiliates), the Participant shall also vest in             % of the unvested RSUs that remain subject to the Award as of such Termination date. Notwithstanding anything to the contrary herein or in the Plan, and as set forth in Section 24(a) of this RSU Award Agreement, a Termination by the Participant for Good Reason shall be treated as a Termination without Cause rather than as a resignation and, accordingly, upon any Termination by the Participant for Good Reason, the Participant shall vest in             % of the unvested RSUs that remain subject to the Award as of such Termination date.

Issuance Dates

One (1) RSU Share shall be issued in respect of each vested RSU on the first Issuance Date (or as soon as practicable thereafter but in no event later than the last date permitted by Treasury Regulation §1.409A-3(d)) set forth below that it may be issued without exceeding the percentages shown:

Percentage of Award Shares Issued	Issuance Date
7.5% of the Award Shares
an additional 7.5% of the Award Shares
an additional 7.5% of the Award Shares
an additional 7.5% of the Award Shares
an additional 10% of the Award Shares
an additional 10% of the Award Shares
an additional 10% of the Award Shares
an additional 10% of the Award Shares
an additional 10% of the Award Shares
an additional 10% of the Award Shares
an additional 10% of the Award Shares

“Award Shares” means the number of RSU Shares equal to the number of RSUs set forth in Section 1 (as such number of RSU Shares may be adjusted pursuant to the Plan). Fractional RSU Shares shall not be issued (nor any consideration provided therefor) but shall accumulate. The payment to be made on each issuance date shall be treated as a separate payment for purposes of Treasury Regulation §1.409A-2(b)(2)(iii).

EXHIBIT B

Restrictive Covenants

(a) Prior to resigning from the Participant’s employment with the Company or any of its Affiliates, the Participant shall provide 90 days’ notice to such entity. Capitalized terms first used in the Exhibit B and not elsewhere defined shall have the meanings set forth in paragraph (g) of this Exhibit B.

(b) The Participant agrees that during the Protected Period, the Participant shall not, directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, member, shareholder of a closely or privately held corporation or shareholder in excess of five (5) percent of a publicly traded corporation, corporate officer or director, engage or otherwise participate in any business that is a Competing Business, in the Restricted Territory.

(c) The Participant agrees that during the Protected Period, the Participant shall not, directly or indirectly, (i) solicit or induce any investors, financing sources or capital market intermediaries of the Company or its successors, assigns or Affiliates to terminate (or diminish in any respect) his, her or its relationship with the Company or its successors, assigns or Affiliates, or (ii) otherwise interfere with or damage (or attempt to impede or otherwise interfere with or damage) any business relationship and/or agreement to which the Company or any Affiliate thereof is a party, including without limitation any such relationship with any of the Company’s or an Affiliate’s respective clients, investors, customers, suppliers or partners. Nothing in this paragraph applies to those investors, financing sources, capital market intermediaries or business relations who did not conduct business with the Company, or its successors, assigns or Affiliates during either the Participant’s employment or service with, or the period in which the Participant held (directly or indirectly) an ownership interest in, the Company or any of its Affiliates. For the avoidance of doubt, identification of limited partners of any Fund with regard to activity that is not prohibited by paragraph (b) shall not be deemed a breach of this paragraph (c) or paragraph (d).

(d) The Participant agrees that during the Protected Period, the Participant shall not, directly or indirectly, (i) solicit or induce any officer, director, employee, agent or consultant of the Company or any of its successors, assigns or Affiliates to terminate his, her or its employment or other relationship with the Company or its successors, assigns or Affiliates for the purpose of associating with any Competing Business, or otherwise encourage any such Person to leave or sever his, her or its employment or other relationship with the Company or its successors, assigns or Affiliates, for any other reason, or (ii) hire any such individual who left the employ or service of the Company or any of its Affiliates during the immediately preceding 12 months. This provision shall not prohibit the Participant from soliciting or hiring his personal assistant or assistants at the time of his departure. For purposes of this paragraph (d) and paragraph (c), “Affiliates” shall not include any Portfolio Company.

(e) The Participant will not disclose or use at any time, either prior to the Participant’s Termination or thereafter, any Confidential Information (as defined below) of which the Participant is or becomes aware, whether or not such information is authored or developed by the Participant, except to the extent that (i) such disclosure or use is directly related to and required by the Participant’s performance of duties to the Company or any of its Affiliates, (ii) to the extent that such disclosure is required in connection with any action by the Participant to enforce rights under the RSU Award Agreement, this Exhibit B, the Plan or any other agreement with the Company or any of its Affiliates, (iii) such disclosure is expressly permitted by the terms of the Plan or this RSU Award Agreement, or (iv) such disclosure is legally required to be made; provided, that, in the case of clause (iv), the Participant shall provide ten (10) days’ prior written notice, if practicable, to the Company of such disclosure so that the Company may seek a protective order or similar remedy; and provided, further, that, in each case set forth above, the Participant informs the recipients that such information or communication is confidential in nature. Except to the extent publicly disclosed, the Participant acknowledges and agrees that this RSU Award Agreement and the provisions hereof constitute Confidential Information of the Company and its Affiliates and that any documents, information or reports received by the Participant from the Company and its Affiliates shall be treated as confidential and proprietary information of the Company and its Affiliates. The obligations set forth in paragraphs (b), (c) and (d) of this Exhibit B provide further protection of Confidential Information.

(f) The Participant agrees that the Participant shall not, either prior to the Participant’s Termination or thereafter, directly or indirectly, make or ratify any statement, public or private, oral or written, to any Person that disparages, either professionally or personally, the Company or any of its Affiliates, past and present, as well as its and their trustees, directors, officers, members, managers, partners, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, whether collectively or individually. The Company agrees that it shall not, and it shall ensure that each of Leon D. Black, Marc J. Rowan and Joshua J. Harris shall not, directly or indirectly, make or ratify any statement, public or private, oral or written, to any person that disparages the Participant, either professionally or personally. The obligations under this paragraph shall not apply to disclosures compelled by applicable law or order of any court.

(g) For purposes of this Exhibit B, the following definitions are applicable:

(i) “Competing Business” means (i) any alternative asset management business (other than the business of the Company, its successors or assigns or Affiliates) in which more than 50% of the total capital committed is third party capital, that advises, manages or invests the assets of and/or makes investments in private equity funds, hedge funds, collateralized debt obligation funds, business development corporations, special purpose acquisition companies or other alternative asset investment vehicles, or (ii) the Persons who manage, advise or own such investment vehicles. If the Participant is employed by an investment bank, nothing contained in this RSU Award Agreement shall preclude the Participant from providing bona fide investment banking services to a Competing Business on behalf of such investment bank.

(ii) “Confidential Information” means information that is not generally known to the public and that is or was used, developed or obtained by the Company and its Affiliates, including but not limited to, (A) information, observations, procedures and data obtained by the Participant while employed by or providing services to the Company or any of its Affiliates, (B) products or services, (C) costs and pricing structures, (D) analyses, (E) performance data, (F) computer software, including operating systems, applications and program listings, (G) flow charts, manuals and documentation, (H) data bases, (I) accounting and business methods, (J) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (K) investors, customers, vendors, suppliers and investor, customer, vendor and supplier lists, (L) other copyrightable works, (M) all production methods, processes, technology and trade secrets, (N) this RSU Award Agreement and the governing agreements of the Company and its Affiliates, (O) investment memoranda and investment documentation concerning any potential, actual or aborted investments, (P) compensation terms, levels, and arrangements of employees and other service providers of the Company and its Affiliates, and (Q) all similar and related information in whatever form. Confidential Information will not include any information that is generally available to the public prior to the date the Participant proposes to disclose or use such information. For the avoidance of doubt, Confidential Information does not include information concerning non-proprietary business or investment practices, methods or relationships customarily employed or entered into by comparable business enterprises.

(iii) “Protected Period” means             .

(iv) “Restricted Territory” means, during the Participant’s service as a partner to the Company or any of its Affiliates, the United States and any other place in the world where the Company or any of its Affiliates, successors or assigns engages in business and, following the Participant’s Termination, the United States and any other place in the world where at the date of such Termination the Company or any of its Affiliates, successors or assigns engages in business.

(h) For purposes of the restrictive covenants set forth herein, service to, or employment by, a Portfolio Company, shall not be deemed service to, or employment by, the Company or any of its Affiliates, and Portfolio Companies shall not be considered Affiliates of the Company.

(i) The Participant agrees and acknowledges that each restrictive covenant contained in this Exhibit B is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of the Company and its Affiliates, imposes no undue hardship on the Participant, is not injurious to the public, and that any violation of any of the restrictive covenants contained in this Exhibit B shall, subject to Section 10 of the RSU Award Agreement, be specifically enforceable in any court with jurisdiction upon short notice. If any provision of this Exhibit B as applied to the Participant or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Exhibit B. If the scope of any such provision, or any part thereof, is too broad to permit enforcement of such provision to its full extent, the Participant agrees that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, to the extent necessary to permit enforcement, and, in its reduced form, such provision shall then be enforceable and shall be enforced. The Participant agrees and acknowledges that any such breach of any provision of this Exhibit B will cause irreparable injury to the Company and its Affiliates, and upon breach of any provision of this Exhibit B, the Company and/or its Affiliates, as applicable, shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that this shall in no way limit any other remedies available to the Administrator, the Company or its Affiliates. Notwithstanding the foregoing, to the extent that a court of competent jurisdiction makes a final determination that paragraph (b), (c) or (d) of this Exhibit B is unenforceable as a matter of law as applied to the Participant, upon such determination the Company shall not seek to enjoin the Participant from engaging in an activity precluded by such provision (or to otherwise pursue proceedings to enforce such provision) but if [the Administrator determines in good faith that] the Participant has breached such provision, the Participant shall immediately forfeit all rights to receive distribution equivalents and any unissued RSU Shares without payment of any consideration in respect therefor. This Exhibit B shall specifically survive the termination of the RSU Award Agreement of which it is a part.